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As filed with the Securities and Exchange Commission on March 9, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARROW ELECTRONICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation or Organization)

11-1806155
(I.R.S. Employer Identification Number)

9201 East Dry Creek Road
Centennial, Colorado 80112
(303) 824-4000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Gregory P. Tarpinian
Senior Vice President, General Counsel and Secretary
Arrow Electronics, Inc.
9201 East Dry Creek Road
Centennial, Colorado 80112
(303) 824-4000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Dean W. Sattler
Rod Miller
Milbank, Tweed, Hadley & McCloy LLP
28 Liberty Street
New York, New York, 10005
(212) 530-5000

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a small reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Debt Securities(2)

Preferred Stock, par value $1.00 per share(2)

Common Stock, par value $1.00 per share(2)

Warrants(2)

(1)
An unspecified amount of debt securities, preferred stock, common stock, and/or warrants of Arrow Electronics, Inc. is being registered pursuant to this registration statement, as may from time to time be issued at indeterminate prices, including upon conversion of any such securities as are convertible or upon exercise of warrants. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

(2)
Warrants to purchase Debt Securities, Preferred Stock or Common Stock of Arrow Electronics, Inc. may be sold separately or with Debt Securities, Preferred Stock or Common Stock of Arrow Electronics, Inc.

Prospectus

Arrow Electronics, Inc.

Debt Securities

Preferred Stock

Common Stock

Warrants

        We or selling security holders may offer and sell the securities from time to time in one or more offerings at prices and on terms to be determined at the time of offering. This prospectus provides you with a general description of the securities we or selling security holders may offer.

        Each time we or selling security holders sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest in any of our securities.

        We or selling security holders may offer and sell the following securities:

  •
  debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness;

  •
  preferred stock;

  •
  common stock; and

  •
  warrants.

        Our common stock is traded on the New York Stock Exchange under the symbol "ARW." Any common stock sold pursuant to this prospectus or any prospectus supplement will be listed on that exchange, subject to official notice of issuance. The prospectus supplement will state whether any other securities offered thereby will be listed on a securities exchange.

        Investing in our securities involves risk. See "Risk Factors" beginning on page 7 of our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference herein.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 9, 2018.

ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we filed with the United States Securities and Exchange Commission (the "Commission" or "SEC"). By using a shelf registration statement, we or selling security holders may sell any combination of the securities described in this prospectus (from time to time and in one or more offerings). This prospectus only provides you with a general description of the securities that we or selling security holders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with any related free writing prospectus and the additional information described under the heading "Where You Can Find More Information." Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "Arrow," "company," "we," "our," "us" or similar references mean Arrow Electronics, Inc.

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in or incorporated by reference in this prospectus and any supplement to this prospectus is accurate only as of the dates of their respective covers, regardless of the time of delivery of this prospectus or any supplement to this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since these dates.

        No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus or any supplement to this prospectus in that jurisdiction. Persons who come into possession of this prospectus or any supplement to this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus or any supplement to this prospectus applicable to that jurisdiction.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You may read and copy any document we file at the SEC's public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC's website at http://www.sec.gov.

        You may obtain a copy of any of our filings with the SEC, or any of the agreements or other documents that constitute exhibits to those filings, without charge, by request directed to us at the following address and telephone number:

Arrow Electronics, Inc.
9201 East Dry Creek Road
Centennial, Colorado 80112
(303) 824-4544
Attention: Investor Relations

        Copies of these filings are also available from our website at http://investor.arrow.com. We do not intend this internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus.

        The SEC allows us to "incorporate by reference" in this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those reports. Accordingly, we are incorporating by reference in this prospectus the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

  (1)
  Our Annual Report on Form 10-K for the year ended December 31, 2017; and

  (2)
  The description of our common stock set forth on our registration statement filed with the SEC pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

        The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. Any information that we file later with the SEC will automatically update and supersede this information.

        This prospectus constitutes a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended (the "Securities Act"). This prospectus does not contain all the information that is contained in the registration statement, some of which we are allowed to omit in accordance with the rules and regulations of the SEC. We refer you to the registration statement and to the exhibits filed with the registration statement for further information with respect to Arrow. Statements contained in this prospectus concerning the provisions of documents are summaries of the material provisions of those documents. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents.

FORWARD-LOOKING STATEMENTS

        This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Exchange Act, that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions; our implementation of our new enterprise resource planning system; changes in product supply, pricing and customer demand; competition; other vagaries in the global components and global enterprise computing solutions ("ECS") markets; changes in relationships with key suppliers; increased profit margin pressure; the effects of additional actions taken to become more efficient or lower costs; risks related to the integration of acquired businesses; changes in legal and regulatory matters and our ability to generate additional cash flow. Forward-looking statements are those statements which are not statements of historical fact. Forward looking statements are those statements which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates" and similar expressions. Forward-looking statements are based on assumptions, data or methods that may be incorrect or imprecise or incapable of being realized.

        The factors that could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements herein include those set forth in the risk factors in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any of the forward-looking statements.

ARROW ELECTRONICS, INC.

        We are a global provider of products, services, and solutions to industrial and commercial users of electronic components and enterprise computing solutions. We have one of the world's broadest portfolios of product offerings available from leading electronic components and enterprise computing solutions suppliers, coupled with a range of services, solutions and tools that help industrial and commercial customers introduce innovative products, reduce their time to market, and enhance their overall competitiveness. We were incorporated in New York in 1946 and serve over 150,000 customers.

        Our diverse worldwide customer base consists of original equipment manufacturers ("OEMs"), value-added resellers ("VARs"), Managed Service Providers ("MSPs"), contract manufacturers ("CMs"), and other commercial customers. These customers include manufacturers of industrial equipment (such as machine tools, factory automation, and robotic equipment) and consumer products serving industries ranging from telecommunications, automotive and transportation, aerospace and defense, medical, professional services, and alternative energy, among others.

        We maintain over 300 sales facilities and 45 distribution and value-added centers, serving over 80 countries. Through this network, we guide innovation forward by helping our customers deliver new technologies, new materials, new ideas, and new electronics that impact the business community and consumers.

        We have two business segments, the global components business and the global ECS business. We distribute electronic components to OEMs and CMs through our global components business segment and provide enterprise computing solutions to VARs and MSPs through our global ECS business segment.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

        Set forth below is information concerning our ratios of earnings to fixed charges on a consolidated basis for the periods indicated.

        For purposes of computing the ratio of earning to fixed charges, "earnings" consists of income (loss) before income taxes, reduced by equity in earnings of affiliated companies and capitalized interest, plus fixed charges, amortization of capitalized interest and distributed income from equity investees. "Fixed charges" consist of interest and other financing expenses, plus capitalized interest and the estimated interest component of rent expense.

        Since we had no preferred stock outstanding during any of the periods presented, the ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and preferred dividends are the same.

	Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	3.97	4.48	4.92	5.35	4.71

USE OF PROCEEDS

        Except as otherwise described in the prospectus supplement relating to an offering of securities, the net proceeds from the sale of securities offered pursuant to this prospectus and any prospectus supplement will be used for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

        We may offer notes, debentures or other unsecured evidences of indebtedness. The debt securities will be our unsecured senior debt securities. In connection with an investment in a particular series of debt securities, investors should review the description of the provisions and any risk factors applicable to that series of debt securities, including those set forth herein and in any applicable prospectus supplement or term sheet relating to such debt securities. Debt securities offered through this prospectus will be issued pursuant to an indenture dated as of June 1, 2017 between us and U.S. Bank National Association, as trustee (the "2017 indenture").

        We will set forth in the applicable prospectus supplement a description of the debt securities that may be offered under this prospectus pursuant to the 2017 indenture. Unless we specify otherwise in the applicable prospectus supplement, the 2017 indenture is a contract between us, as obligor, and U.S. Bank National Association, as trustee, or another trustee chosen by us and qualified to act under the Trust Indenture Act of 1939. A copy of the 2017 indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Any supplemental indenture relating to the 2017 indenture will be filed in the future with the SEC. See "Where You Can Find More Information" for information on how to obtain a copy of any such document.

DESCRIPTION OF CAPITAL STOCK

        We have authority to issue 160,000,000 shares of common stock, par value $1.00 per share, and 2,000,000 shares of preferred stock, par value $1.00 per share. As of February 2, 2018, we had outstanding 87,709,565 shares of common stock and no shares of preferred stock. Our board of directors has authority, without action by our shareholders, to issue authorized and unissued shares of preferred stock in one or more series and, within certain limitations, to determine the voting rights (including the right to vote as a series on particular matters), preference as to dividends and in liquidation, conversion, redemption and other rights of each series.

        The following is a brief summary of the voting, dividend, liquidation and certain other rights of the holders of the capital stock as set forth in our by-laws and Restated Certificate of Incorporation, copies of which are filed with the Commission.

Common Stock

        Voting Rights-Noncumulative Voting. The holders of common stock are entitled to one vote per share on all matters to be voted on by shareholders, including the election of directors. Shareholders are not entitled to cumulative voting rights, and, accordingly, the holders of a majority of the shares voting for the election of directors can elect the entire board of directors if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any person to the board of directors.

        Our Restated Certificate of Incorporation requires the affirmative vote of 90% of our outstanding shares of common stock to authorize certain mergers, sales of assets, corporate reorganizations and other transactions in the event that any person or entity acquires 30% or more of our outstanding common stock.

        Dividends; Restriction on Payment of Dividends. The holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors, in its discretion, from funds legally available for the purpose and subject to prior dividend rights of holders of any shares of preferred stock which may be outstanding. Upon liquidation or dissolution of Arrow, subject to prior liquidation rights of the holders of preferred stock, the holders of common stock are entitled to receive on a pro rata basis the remaining assets of Arrow available for distribution. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to our common stock.

        In addition, the terms of our credit agreement, as amended, and our transfer and administration agreement require that the ratio of earnings to cash interest expense and debt to EBITDA be maintained at certain designated levels.

        All outstanding shares of common stock are fully paid and not liable to further calls or assessment by us.

Preferred Stock

        Our board of directors is authorized, without further vote or action by the holders of our common stock, to issue by resolution an aggregate of 2,000,000 shares of preferred stock. These shares of preferred stock may be issued in one or more series as established from time to time by our board of directors. Our board also is authorized to fix the number of shares and the designation or title of each series of preferred stock prior to the issuance of any shares of that series. Regarding each class or series of preferred stock, our board will fix the voting powers, which may be full or limited, or there may be no voting powers. Our board will also determine the preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each series of preferred stock. Our board is further authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of the class or series then outstanding.

        No shares of preferred stock are presently outstanding and we have no plans to issue a new series of preferred stock. It is not possible to state the effect of the authorization and issuance of any series of preferred stock upon the rights of the holders of common stock until our board of directors determines the specific terms, rights and preferences of a series of preferred stock. However, possible effects might include restricting dividends on the common stock, diluting the voting power of the common stock or impairing the liquidation rights of the common stock without further action by holders of common stock. In addition, under some circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management, which could thereby depress the market price of our common stock.

DESCRIPTION OF WARRANTS

        We have described below the general terms and provisions of the debt warrants and equity warrants to which a prospectus supplement may relate. We will describe the particular terms of any debt warrants and equity warrants offered by any prospectus supplement in the prospectus supplement relating to such debt warrants or equity warrants.

General

        We may issue debt warrants and equity warrants, evidenced by warrant certificates under a warrant agreement, independently or together with any debt securities, preferred stock or common stock. The warrants may be transferable with or separate from such securities. If we offer debt warrants, the applicable prospectus supplement will describe the terms of the debt warrants, including the following: (i) the offering price, if any, including the currency or currency unit in which such price will be payable; (ii) the designation, aggregate principal amount and terms of the offered debt securities with which the debt warrants are issued and the number of debt warrants issued with each such offered debt security; (iii) if applicable, the date on or after which the debt warrants and the related offered debt securities will be separately transferable; (iv) the designation, aggregate principal amount and terms of debt securities purchasable upon exercise of one debt warrant and the price or prices at which, and the currency or currency unit in which such principal amount of debt securities may be purchased upon exercise; (v) the date on which the right to exercise the debt warrants commences and the date on which such right expires; (vi) any U.S. Federal income tax consequences; (vii) whether the debt warrants represented by the warrant certificates will be issued in registered or bearer form or both; and (viii) any other material terms of the debt warrants. If we offer equity warrants, the applicable prospectus supplement will describe the terms of the equity warrants, including the following: (i) the offering price, if any, including the currency or currency unit in which such price will be payable; (ii) the designation of any series of preferred stock purchasable upon exercise of the equity warrants; (iii) the number of shares of preferred stock or common stock purchasable upon exercise of one equity warrant, and the price or prices at which, and the currency or currency unit in which such shares may be purchased upon exercise; (iv) the date on which the right to exercise the equity warrants and the date on which such right expires; (v) any U.S. Federal income tax consequences; (vi) whether the equity warrants represented by the warrant certificate will be issued in registered or bearer form or both; (vii) whether the equity warrants or the underlying preferred stock or common stock will be listed on any national securities exchange; and (viii) any other material terms of the equity warrants. In addition, if we sell any debt warrants or equity warrants for any foreign currency or currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue will be specified in the applicable prospectus supplement.

        Warrant certificates, if any, may be exchanged for new warrant certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the warrant agent, which will be listed in the applicable prospectus supplement, or at such other office as may be set forth therein. Warrantholders do not have any of the rights of holders of debt securities (except to the extent that the consent of warrantholders may be required for certain modifications of the terms of the indenture under which the series of offered debt securities issuable upon exercise of the warrants to be issued) or preferred or common stockholders and are not entitled to payments of principal and interest, if any, on debt securities or to dividends or other distributions made with respect to preferred stock or common stock.

        Warrants may be exercised by surrendering the warrant certificate, if any, at the corporate trust office or other designated office of the warrant agent, with (i) the form of election to purchase on the reverse side of the warrant certificate, if any, properly completed and executed, and (ii) payment in full of the exercise price, as set forth in the applicable prospectus supplement. Upon exercise of warrants, the warrant agent will, as soon as practicable, deliver the debt securities, preferred stock or common stock issuable upon the exercise of the warrants in authorized denominations in accordance with the instructions of the exercise warrantholder and at the sole cost and risk of such holder. If less than all of the warrants evidenced by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of unexercised warrants, if sufficient time exists prior to the expiration date.

PLAN OF DISTRIBUTION

        We or selling security holders may sell the securities being offered under this prospectus in four ways or any combination thereof:

  •
  directly to purchasers;

  •
  through agents;

  •
  through underwriters; and

  •
  through dealers.

        If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holders, indicate the nature of any relationship such holders have had to us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder's account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.

        We or any selling security holder may directly solicit offers to purchase the securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we or any selling security holder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

        If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, any selling security holder will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

        If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

        If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that:

  •
  the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject; and

  •
  if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

        We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

        One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

        Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us and by any selling security holder against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities, and may end any of these activities at any time.

        Unless otherwise specified in a prospectus supplement, except for our common stock, which is listed on the New York Stock Exchange, the securities will not be listed on a national securities exchange or inter-dealer quotation system. No assurance can be given that any broker-dealer will make a market in any series of the securities, and, in any event, no assurance can be given as to the liquidity of the trading market for any of the securities. The prospectus supplement will state, if known, whether or not any broker-dealer intends to make a market in the securities. If no such determination has been made, the prospectus supplement will so state.

VALIDITY OF SECURITIES

        The validity of the securities offered by this prospectus will be passed upon for us by Milbank, Tweed, Hadley & McCloy LLP, New York, New York.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of our internal control over financial reporting as of December 31, 2017, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by Arrow Electronics, Inc. (the "Company" or "Registrant") in connection with the sale of the securities.

Amount to be Paid
SEC registration fee	$	*
Printing expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Rating agency fees		**
Blue Sky fees and expenses (including counsel)		**
Miscellaneous expenses		**

Total	$	**

*
Omitted because the registration fee is being deferred pursuant to Rule 456(b).

**
These fees are calculated based in part on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Article 9 of the Company's Restated Certificate of Incorporation permits the indemnification of officers and directors under certain circumstances to the full extent that such indemnification may be permitted by law.

        Such rights of indemnification are in addition to, and not in limitation of, any rights to indemnification to which any officer or director of the Registrant is entitled under the Business Corporation Law of the State of New York (Sections 721 through 726), which provides for indemnification by a corporation of its officers and directors under certain circumstances as stated in the Business Corporation Law and subject to specified limitations set forth in the Business Corporation Law.

        The Company also maintains directors' and officers' liability insurance coverage which insures directors and officers of the Company against certain losses arising from claims made, and for which the Company has not provided reimbursement, by reason of their being directors and officers of the Company or its subsidiaries.

ITEM 16.    EXHIBITS

        The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parentheses:

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
1.1	Underwriting Agreement (Common Stock).*
1.2	Underwriting Agreement (Preferred Stock).*
1.3	Underwriting Agreement (Debt Securities).*
4.1	Certificate of Designations for Preferred Stock.*
4.2
Indenture, dated as of June 1, 2017, between the Company and U.S. Bank National Association, as trustee (filed as Exhibit 4.4 to the Company's Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (file No. 333-207042) and incorporated by this reference thereto).
4.3	Form of Warrant Agreement for Debt Securities (including form of Warrant Certificate).*
4.4	Form of Warrant Agreement for Preferred Stock (including form of Warrant Certificate).*
4.5	Form of Warrant Agreement for Common Stock (including form of Warrant Certificate).*
5.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP with respect to the validity of securities being offered by Arrow Electronics, Inc.**
12.1	Statement regarding computation of consolidated ratios of earnings to fixed charges.**
23.1	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.**
24.1	Power of Attorney (included on the signature page of this registration statement).
25.1
Statement of Eligibility on Form T-l under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee, under the indenture between Arrow Electronics, Inc. and the trustee dated as of June 1, 2017.**

*
To be filed by amendment or by Form 8-K

**
Filed herewith

ITEM 17.    UNDERTAKINGS

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a)
      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

      (b)
      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (c)
      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a),(1)(b) and (1)(c) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

      (a)
      Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

      (b)
      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

        The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (a)
      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      (b)
      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (c)
      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (d)
      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15 (d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (8)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
1.1	Underwriting Agreement (Common Stock).*
1.2	Underwriting Agreement (Preferred Stock).*
1.3	Underwriting Agreement (Debt Securities).*
4.1	Certificate of Designations for Preferred Stock.*
4.2
Indenture, dated as of June 1, 2017, between the Company and U.S. Bank National Association, as trustee (filed as Exhibit 4.4 to the Company's Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (file No. 333-207042) and incorporated by this reference thereto).
4.3	Form of Warrant Agreement for Debt Securities (including form of Warrant Certificate).*
4.4	Form of Warrant Agreement for Preferred Stock (including form of Warrant Certificate).*
4.5	Form of Warrant Agreement for Common Stock (including form of Warrant Certificate).*
5.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP with respect to the validity of securities being offered by Arrow Electronics, Inc.**
12.1	Statement regarding computation of consolidated ratios of earnings to fixed charges.**
23.1	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.**
24.1	Power of Attorney (included on the signature page of this registration statement).
25.1
Statement of Eligibility on Form T-l under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee, under the indenture between Arrow Electronics, Inc. and the trustee dated as of June 1, 2017.**

*
To be filed by amendment or by Form 8-K

**
Filed herewith

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Centennial, Colorado, on March 9, 2018.

ARROW ELECTRONICS, INC.
By:	/s/ GREGORY P. TARPINIAN Gregory P. Tarpinian Senior Vice President, General Counsel, and Secretary

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose name appears below hereby constitutes and appoints each of Michael J. Long, Chris D. Stansbury and Gregory P. Tarpinian, or any of them, each acting alone, such person's true and lawful attorney-in-fact, with full power of substitution to sign for such person and in such person's name and capacity indicated below, in connection with this Registrant's registration statement on Form S-3, including to sign this registration statement and any and all amendments to this registration statement, including post-effective amendments, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming such person's signature as it may be signed by said attorneys-in-fact to any and all amendments.

SIGNATURE	TITLE	DATE

/s/ MICHAEL J. LONG Michael J. Long	Chairman, President, and Chief Executive Officer	March 9, 2018
/s/ CHRIS D. STANSBURY Chris D. Stansbury	Senior Vice President, Chief Financial Officer and Principal Accounting Officer	March 9, 2018
/s/ BARRY W. PERRY Barry W. Perry	Lead Independent Director	March 9, 2018
/s/ PHILIP K. ASHERMAN Philip K. Asherman	Director	March 9, 2018
/s/ STEVEN H. GUNBY Steven H. Gunby	Director	March 9, 2018

SIGNATURE	TITLE	DATE

/s/ GAIL E. HAMILTON Gail E. Hamilton	Director	March 9, 2018
/s/ RICHARD S. HILL Richard S. Hill	Director	March 9, 2018
/s/ M. FRANCES KEETH M. Frances Keeth	Director	March 9, 2018
/s/ ANDREW C. KERIN Andrew C. Kerin	Director	March 9, 2018
/s/ STEPHEN C. PATRICK Stephen C. Patrick	Director	March 9, 2018